Exhibit 10.8
SUBORDINATION AGREEMENT
THIS AGREEMENT, dated as of March 31, 2006, is made by AMATIS LIMITED, a company organized under the laws of the Cayman Islands, for itself and in its capacity as collateral agent, together with any replacement or successor collateral agent (“Amatis”), and RADCLIFFE SPC, LTD., for and on behalf of Class A Convertible Crossover Segregated Portfolio, MAGNETAR CAPITAL MASTER FUND, LTD., WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP, GUGGENHEIM PORTFOLIO XXXI, LLC, PANDORA SELECT PARTNERS, LP, WHITEBOX INTERMARKET PARTNERS, LP, CONTEXT CONVERTIBLE ARBITRAGE FUND, LP, CONTEXT CONVERTIBLE ARBITRAGE OFFSHORE, LTD., CONTEXT OPPORTUNISTIC MASTER FUND, L.P. (each, an “Other Buyer” and, collectively, the “Other Buyers”), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (with all its participants, successors and assigns, the “Senior Lender”), acting through its Wells Fargo Business Credit operating division. Each Buyer and Amatis are referred to herein as a “Subordinated Creditor” and, collectively, as the “Subordinated Creditors”.
     GLOBAL EMPLOYMENT HOLDINGS, INC., a Delaware corporation (“GEH”), GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, Inc., a Florida corporation (“BHR”) and SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”) (GEH, Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR and SGHR are each referred to herein as an “Obligor” and collectively as the “Obligors”), are now or hereafter may be indebted to the Senior Lender on account of loans or the other extensions of credit or financial accommodations from the Senior Lender to the Obligors, or to any other person under the guaranty or endorsement of any Obligor.
     GEH and each Subordinated Creditor are parties to that certain Note Securities Purchase Agreement dated as of March 31, 2006 (the “Purchase Agreement”), pursuant to which GEH shall sell, and the Subordinated Creditors shall purchase or have the right to purchase, the Subordinated Notes (as defined below). As a condition to the Subordinated Creditors entering into the Securities Purchase Agreement, the Subordinated Creditors have required (i) that each Obligor (other than GEH) execute and deliver to Amatis for the benefit of Amatis and each of the Other Buyers a Guaranty with respect to the obligations of GEH under the Subordinated Notes and (ii) that each Obligor enter into (a) a security agreement providing for the grant to Amatis for the benefit of Amatis and each of the Other Buyers, a security interest in the personal property of each Obligor and (b) a pledge agreement providing for the grant to Amatis for the benefit of Amatis and each of the Other Buyers, a security interest in certain personal property of each Obligor, as more specifically set forth in the pledge agreement, each to secure all of GEH’s obligations under the Securities Purchase Agreement and the Subordinated Notes and the other Obligors’ obligations under their Guaranties.
     As a condition to making any loan or extension of credit to the Obligors, the Senior Lender has required that each Subordinated Creditor subordinate the payment of the its loans and other financial accommodations to the payment of any and all indebtedness of the Obligors to the Senior Lender. Assisting the Obligors in obtaining credit accommodations from the Senior Lender and subordinating its interests pursuant to the terms of this Agreement are in each Subordinated Creditor’s best interest.
     ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lender for the benefit of the Obligors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Lender and each Subordinated Creditor hereby agree as follows:
     1. Definitions. As used herein, the following terms have the meanings set forth in the recitals hereto and below:
     “Agreement” means this Subordination Agreement, the same has been and may hereafter be amended, supplemented or restated from time to time.
     “Collateral” means all collateral now or hereafter securing payment of the Senior Lender Indebtedness, including all proceeds thereof.
     “Credit Agreement” means that certain Credit and Security Agreement dated as of May 7, 2002, by and between the Obligors (other than GEH) and the Senior Lender as the same has been and may hereafter be amended, supplemented or restated from time to time.
     “Insolvency Event” is defined in Section 7.
     “Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.
     “Obligor Payments” is defined in Section 3.
     “Obligor Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Senior Lender Indebtedness, including, but not limited to, the Credit Agreement, or any default under or breach of any such agreement or instrument.
     “Payment in Full” or “Paid in Full” shall mean the payment in full in cash of the Senior Lender Indebtedness and the irrevocable termination of all lending commitments under the Credit Agreement.

     “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 31, 2006, by and among GEH and the Subordinated Creditors.
     “Senior Lender Indebtedness” means all obligations arising under the Credit Agreement, including but not limited to the Term Note, and each and every debt, liability and obligation of every type and description which any Obligor may now or at any time hereafter owe to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.
     “Subordinated Indebtedness” means all obligations arising under each Subordinated Note and each and every other debt, liability and obligation of every type and description which any Obligor may now or at any time hereafter owe to any Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; provided, however, Subordinated Indebtedness shall not include any debts, liabilities or obligations arising solely as a result of a Subordinated Creditor’s ownership of preferred stock of GEH or common stock of GEH, which debts, liabilities and obligations the Subordinated Creditors acknowledge and agree are unsecured.
     “Subordinated Notes” means GEH’s Senior Secured Promissory Notes, dated as of March 31, 2006, each payable to the order of a Subordinated Creditor, in the original aggregate principal amount of $30,000,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor. The Subordinated Notes are referred to herein individually each as a “Subordinated Note”.
     “Term Note” means that certain term promissory note by the Obligors (other than GEH), payable to the order of the Senior Lender, as same may be renewed and amended from time to time, and all replacements thereto.
     2. Subordination. Each Subordinated Creditor agrees that the payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the Payment in Full of the Senior Lender Indebtedness; and regardless of any priority otherwise available to any Subordinated Creditor by law or by agreement, each Subordinated Creditor agrees that the Senior Lender shall hold a first priority Lien in the Collateral, and any Lien claimed therein by any Subordinated Creditor shall be and remain fully subordinate for all purposes to the Lien of the Senior Lender therein for all purposes whatsoever. Each Subordinated Creditor agrees that the Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.
     3. Payments.
     (a) Each Subordinated Creditor agrees that, so long as no Blockage Period (as defined below) is then in effect, it shall accept only the following payments (the “Obligor Payments”): (i) the principal balloon payment (but not prepayment) scheduled to be paid upon maturity of its Subordinated Note, (ii) the scheduled payments (but not prepayments) of interest required to be paid under its Subordinated Note and (iii) the fees and penalties (but in no event for the payment of any amounts related to redemption) due and payable to such Subordinated Creditor pursuant to the Registration Rights Agreement, its Subordinated Note or the Note Securities Purchase Agreement, dated the date hereof, by and among Global and the Subordinated Creditors, so long as, with respect to (iii) only, (A) no Obligor Default has occurred and is continuing or will occur as a result of or immediately following any such payment, (B) Global has delivered to the Senior Lender prior written notice that such fees or penalties will be due and payable, which notice shall be delivered to the Senior Lender at least five (5) business days prior to the date on which such payment is due and (C) the aggregate amount of such payment of fees and penalties does not cause Global to exceed the $1,300,000 dividend cap related to such fees and penalties set forth in the Credit Agreement. Each Subordinated Creditor agrees that, upon the occurrence of any Obligor Default and upon receipt by Amatis of written notice from the Senior Lender of such occurrence (a “Blockage Notice”), no Obligor Payment nor any other payment in cash or other property or otherwise (whether of principal, interest, balloon or otherwise but excluding securities that are subordinated to the Senior Lender Indebtedness to the same extent as, or more deeply than, the Subordinated Indebtedness is subordinated to the Senior Lender Indebtedness) on account of any Subordinated Indebtedness shall be made by or on behalf of any Obligors, and each Subordinated Creditor agrees that it shall not, without the Senior Lender’s prior written consent, sue for, take, receive or accept any such payment, directly or indirectly, from or on behalf of any Obligor, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness, during a period (the “Blockage Period”) commencing on the date of receipt of a Blockage Notice by Amatis and ending 180 days thereafter, or on such earlier date, if any, on which all Senior Lender Indebtedness has been Paid in Full or such Obligor Default is waived in writing by the Senior Lender. There shall be at least 60 consecutive days during which no Blockage Period is in effect during any period of 360 consecutive days.
     (b) The Senior Lender and each Subordinated Creditor agrees that, if at any time following a blockage of Obligor Payments to the Subordinated Creditors pursuant to Section 3(a) the Subordinated Creditors are no longer prohibited from receiving any such payments with respect to the Subordinated Indebtedness pursuant to the terms of this Agreement, each Subordinated Creditor shall be entitled to receive all of the Obligor

Payments due and owing to it with respect to the Subordinated Indebtedness that have been blocked together with any default interest to the extent provided for by the Subordinated Notes, so long as no Obligor Default will occur as a result of or immediately following such payments in the aggregate.
     (c) The Senior Lender hereby agrees not to consent to any request or otherwise waive its right to prohibit GEH or any of its subsidiaries from making any payment with respect to any holders of GEH’s Series A Preferred Stock or common stock during any Blockage Period, unless and until such time as the Subordinated Creditors shall have received any and all Obligor Payments prohibited during such Blockage Period.
     4. Receipt of Prohibited Payments. Each Subordinated Creditor agrees that, if any Subordinated Creditor receives any payment on the Subordinated Indebtedness that such Subordinated Creditor is not entitled to receive under the provisions of this Agreement, such Subordinated Creditor will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of any Subordinated Creditor where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. Each Subordinated Creditor agrees that, if any Subordinated Creditor exercises any right of setoff which such Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, such Subordinated Creditor will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. Each Subordinated Creditor agrees that, if a Subordinated Creditor fails to make any endorsement required under this Agreement, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for each Subordinated Creditor to make such endorsement in any Subordinated Creditor’s name.
     5. Action on Subordinated Indebtedness. Subject to Section 6(e), each Subordinated Creditor agrees that it will not commence any action or proceeding against any Obligor to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Senior Lender shall so join) in bringing any proceeding against any Obligor under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to such Subordinated Creditor with respect to any such Collateral, unless and until the Senior Lender Indebtedness has been Paid in Full.
     6. Action Concerning Collateral.
     (a) Each Subordinated Creditor agrees that, notwithstanding any Lien now held or hereafter acquired by any Subordinated Creditor, until the Senior Lender Indebtedness has been Paid in Full, the Senior Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to any Obligor or the Collateral, all without notice to or consent of any Subordinated Creditor except as specifically required by applicable law; provided, however, that if any such sale or disposition results in a cash surplus after the Senior Lender Indebtedness has been Paid in Full, to the extent permitted by law, such surplus shall be paid to Amatis, for application in accordance with the terms of the Subordinated Notes.
     (b) In addition, and without limiting the generality of the foregoing, each Subordinated Creditor agrees that, if (i) an Obligor Default has occurred and is continuing, (ii) any Obligor or the Senior Lender intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) the Senior Lender has given written notice thereof to Amatis, and (iv) each Subordinated Creditor has failed, within ten (10) business days after receipt by Amatis of such notice, to purchase for cash the Senior Lender Indebtedness for the full amount thereof together with the Senior Lender’s interest in the Collateral, each Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized the Senior Lender or its agents to file partial releases (and any related financing statements such as “in-lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.
     (c) Each Subordinated Creditor agrees that the purchase by a Subordinated Creditor of the Senior Lender Indebtedness shall be expressly made without representation or warranty of any kind by the Senior Lender as to the Senior Lender Indebtedness, the Collateral or otherwise and without recourse to the Senior Lender, except that the Senior Lender shall represent and warrant: (i) the amount of the Senior Lender Indebtedness being purchased from it (but without representation or warranty as to the collectability, validity or enforceability of such Senior Lender Indebtedness) and (ii) that the Senior Lender owns the Senior Lender Indebtedness free and clear of any Liens created by it. Each Subordinated Creditor agrees that, upon the purchase by a Subordinated Creditor of the Senior Lender Indebtedness, such Subordinated Creditor shall indemnify and hold harmless the Senior Lender from and against all loss, cost, damage or expense (including attorneys’ fees and legal expenses) suffered or incurred by the Senior Lender arising from or in any way related to the act or omissions of such Subordinated Creditor after the purchase.
     (d) Each Subordinated Creditor agrees that the Senior Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Senior Lender be deemed any Subordinated Creditor’s agent with respect to the Collateral. Each Subordinated Creditor agrees that all proceeds received by the Senior Lender with respect to any Collateral may be applied, first, to pay or reimburse the Senior Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lender in connection with the collection of such proceeds, and, second, to any Senior Lender Indebtedness secured by the Senior Lender’s Lien in that Collateral in any order that it may choose.

     (e) Each Subordinated Creditor and the Senior Lender agree that, upon the occurrence and during the continuance of an event of default under the Subordinated Notes, which event of default is the result of the failure to make any payment of principal or interest with respect to Subordinated Indebtedness, subject at all times to the provisions of Section 3 and Section 4 and commencing 180 days after receipt by the Senior Lender of written notice from Amatis of such event of default with respect to the failure to make any payment of principal or interest under the Subordinated Notes, each Subordinated Creditor may accelerate the payment of its portion of the Subordinated Indebtedness and Amatis may take action to enforce its Liens on the Collateral, but, in the case of such action to enforce its Liens on the Collateral, only so long as the Senior Lender is not pursuing in good faith the exercise of its security interest in the Collateral or other remedies as a “secured creditor” under Article 9 of the UCC, or attempting to vacate any stay of enforcement of its Liens on, a material portion of the remaining Collateral, including, but not limited to, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of the remaining Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling a material portion of the remaining Collateral, the commencement of any action to foreclose on its Liens on all or any material portion of the remaining Collateral, notification of account debtors to make payments to the Senior Lender or its agents, any action to take possession of all or any material portion of the remaining Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the remaining Collateral; provided that, notwithstanding the foregoing, such 180 day period shall be tolled during such time as the Senior Lender or Amatis is stayed from enforcing its Liens on a material portion of the remaining Collateral. In addition to and not by way of limitation of the foregoing, each Subordinated Creditor agrees that at no time shall it take any action prejudicial to or inconsistent with the Senior Lender’s rights and senior priority secured position with respect to any Obligor or the assets or property of any Obligor including, but not limited to, that no Subordinated Creditor shall take any action that will impede, interfere with, restrict, or restrain the exercise by the Senior Lender of its rights and remedies under the Credit Agreement or any other agreement, instrument or document evidencing or related to the Senior Lender Indebtedness. Each Subordinated Creditor agrees that, if any Subordinated Creditor shall attempt any remedies under a Subordinated Note or attempt any other action prohibited or restricted under this Agreement, any Obligor or the Senior Lender may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene and interpose such defense in its name or in the name of any Obligor or the Senior Lender may by virtue of this Agreement restrain the enforcement thereof in the name of any Obligor or the Senior Lender. Each Subordinated Creditor agrees that, notwithstanding anything to the contrary, any payment or distribution of cash, assets, securities (for clarification purposes, not those securities issuable upon conversion of its Subordinated Note) or other property of any Obligor received by any Subordinated Creditor as repayment of the Subordinated Indebtedness due to action taken by a Subordinated Creditor under this Section 6(e) prior to all Senior Lender Indebtedness being Paid in Full shall be held by such Subordinated Creditor in trust for and forthwith turned over to the Senior Lender in the form received (except for the endorsement of any Subordinated Creditor where necessary) for application to the Senior Indebtedness until such Senior Indebtedness is Paid in Full.
     (f) The Senior Lender and each Subordinated Creditor agree that this Section 6 shall not be construed in any way to limit or impair the right of (i) any Subordinated Creditor to bid for and purchase any portion of the Collateral at any private or judicial foreclosure upon such Collateral initiated by the Senior Lender, (ii) subject to Section 5, any Subordinated Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the Senior Lender thereon, so long as it does not delay or interfere with the exercise by the Senior Lender of its rights and (iii) subject to the terms of this Agreement, the right of any Subordinated Creditor to receive payments from the proceeds of the collection, sale or other disposition of Collateral.
     (g) Each Subordinated Creditor agrees that it will not require or allow any direct or indirect subsidiary of GEH (other than the Obligors) to become an obligor of the Subordinated Indebtedness, including without limitation, requiring or allowing any such subsidiary to guaranty the obligations of any Obligor under the Subordinated Indebtedness or to pledge assets to secure the repayment of the Subordinated Indebtedness, unless such subsidiary has become a Borrower (as defined in the Credit Agreement) and the Senior Lender has taken all steps necessary to perfect its Liens on such subsidiary’s assets, as determined by the Senior Lender in its reasonable discretion.
     7. Bankruptcy and Insolvency. Each Subordinated Creditor agrees that, in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law (each, an “Insolvency Event”), the sale of all or substantially all of the assets of any Obligor, dissolution, liquidation or any other marshalling of the assets or liabilities of any Obligor, it will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of such Obligor in respect of the Subordinated Indebtedness (provided that the Senior Lender may only file claims and proofs of claim in respect of the Subordinated Indebtedness if there shall remain not more than 30 days before such action is barred, prohibited or otherwise cannot be taken) and will hold in trust for the Senior Lender and promptly pay over to the Senior Lender in the form received (except for the endorsement of such Subordinated Creditor where necessary) for application to the then-existing Senior Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Lender Indebtedness has been Paid in Full and the Senior Lender’s Lien in the Collateral has been terminated. Each Subordinated Creditor agrees that, if any Subordinated Creditor shall fail to take any such action, the Senior Lender, as attorney-in-fact for each Subordinated Creditor, may take such action on each Subordinated Creditor’s behalf. Each Subordinated Creditor hereby irrevocably appoints the Senior Lender, or any of its officers or employees on behalf of the Senior Lender, as the attorney-in-fact for such Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty, upon the occurrence, and during the continuance, of an Insolvency Event, to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender’s own name or in the name of any Subordinated Creditor as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and each Subordinated Creditor agrees that it will execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may reasonably request in order to accomplish the foregoing. Each Subordinated Creditor agrees that, if the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to any Obligor, such Subordinated Creditor shall not object to the same on the grounds that its interests are not being adequately protected; provided that such Subordinated Creditor is granted the same liens and security interests on the post-petition Collateral that may be granted to or for the benefit of the Senior Lender, junior only to the liens or security interests of the Senior Lender therein.
     8. Restrictive Legend; Transfer of Subordinated Indebtedness. Each Subordinated Creditor agrees that it will cause its Subordinated Note and all other notes, bonds, debentures or other instruments evidencing its portion of the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and each Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of each Subordinated Note bearing such legend. Each Subordinated Creditor agrees that, at the request of the Senior Lender, such Subordinated Creditor shall deposit with the Senior Lender its Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by the Senior Lender so long as any Senior Lender Indebtedness remains outstanding or the Senior Lender’s Lien in the Collateral has not been terminated. Each Subordinated Creditor agrees that it is the lawful holder of its Subordinated Note and it has not transferred any interest therein to any other Person. Each Subordinated Creditor agrees that it will not assign, transfer or pledge to any other Person any of the Subordinated Indebtedness without delivering to the Senior Lender, simultaneously with such assignment, transfer or pledge, a joinder agreement, in form and substance acceptable to the Senior Lender, executed by such assignee, transferee or pledgee pursuant to which such assignee, transferee or pledgee is bound, as a Subordinated Creditor, by all of the terms and conditions of this Agreement; provided, however, that each Subordinated Creditor may pledge a Subordinated Note in connection with a bona fide margin account or other loan or financing arrangement secured by such Subordinated Note without providing a joinder agreement, but, upon any assignment or transfer of such a pledged Subordinated Note to such pledgee or any other assignee or transferee of such Subordinated Note, such Subordinated Creditor shall cause such pledgee, assignee or transferee to deliver to the Senior Lender, simultaneously with such assignment or transfer, a joinder agreement, in form and substance acceptable to the Senior Lender, executed by such pledgee, transferee or assignee pursuant to which such pledgee, transferee or assignee is bound, as a Subordinated Creditor, by all of the terms and conditions of this Agreement. Notwithstanding the failure to execute or deliver any such joinder agreement, the subordination effected hereby shall survive any assignment, transfer or pledge of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors, assigns and transferees of each Subordinated Creditor. Each Subordinated Creditor agrees that it will not, without the prior written consent of the Senior Lender, agree to a discharge or forgiveness of the Subordinated Indebtedness.
     9. Continuing Effect. Each Subordinated Creditor agrees that this Agreement shall constitute a continuing agreement of subordination, and the Senior Lender may, without notice to or consent by any Subordinated Creditor, modify any term of the Senior Lender Indebtedness in reliance upon this Agreement. Each Subordinated Creditor agrees that, without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to any Subordinated Creditor and without incurring responsibility to any Subordinated Creditor or impairing or releasing any of the Senior Lender’s rights or any of the obligations of any Subordinated Creditor hereunder:
     (a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Indebtedness or any instrument evidencing the same in any manner;
     (b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Lender Indebtedness or any part thereof;
     (c) release anyone liable in any manner for the payment or collection of the Senior Lender Indebtedness or any part thereof;
     (d) exercise or refrain from exercising any right against any Obligor or any other Person (including the Subordinated Creditor); and
     (e) apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Lender Indebtedness in such manner as the Senior Lender shall deem appropriate.
     10. No Commitment. Each Subordinated Creditor agrees that none of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to any Obligor.
Each Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Senior Lender’s remedies permitted by applicable law or agreement.
     11. Bailment. With respect to any Collateral in the Senior Lender’s possession or control consisting of certificates representing shares of stock of any direct or indirect subsidiary of GEH (“Specified Collateral”), the Senior Lender will act as pledgeholder for each Subordinated Creditor until the Payment in Full of the Senior Lender Indebtedness, whereupon, to the extent permitted by law, possession of, control or the other rights with respect to any such Specified Collateral remaining shall be promptly transferred to Amatis; and immediately upon such transfer of possession, control or other rights, Amatis shall become the pledgeholder of the Specified Collateral. Each Subordinated Creditor acknowledges and agrees that: (i) the Senior Lender makes no representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the Liens upon any Specified Collateral; (ii) while any Specified Collateral is held by the Senior Lender, the Senior Lender shall not have any liability to any Subordinated Credit for any losses, damages, claims, or liability of any kind to the extent arising out of the holding of such Specified Collateral; (iii) the Senior Lender need not act as a pledgeholder for any Subordinated Creditor with respect to any Collateral other than Specified Collateral; (iv) each Subordinated Creditor shall promptly deliver to the Senior Lender any Collateral, that is now in or in the future comes into its possession or control, in which a security interest may be perfected under the UCC or other relevant law only by possession or control or with respect to which the rights or interests granted to such Subordinated Creditor may be precluded by or inconsistent with the rights or interests granted to the Senior Lender; and (v) the priority of the Senior Lender’s and each Subordinated Creditors’ Liens in Specified Collateral shall be governed by the terms of this Agreement.
     12. Third Parties. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Lender or the Subordinated Creditor have with respect to any third parties. Subject to the terms hereof, the Senior Lender and the Subordinated Creditor hereby specifically reserve all of their respective rights against the Obligors and all other third parties.
     13. Notice. The Senior Lender and each Subordinated Creditor agrees that all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:
If to the Senior Lender:
Wells Fargo Business Credit
MAC C7300 210
1740 Broadway
Denver, Colorado 80274
Telecopier: (303) 863-4904
Attention: Martin Tracy
If to any Subordinated Creditor:
Amatis Advisors, LLC
One American Lane
Greenwich, CT 06831
Attention: Brendan McGovern
Telecopier: (203) 422-3422
or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) three days after the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

     14. Conflict in Agreements. Each Subordinated Creditor agrees that, if the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and each Subordinated Creditor.
     15. No Waiver. Each Subordinated Creditor agrees that no waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Lender or the obligations of any Subordinated Creditor to the Senior Lender in any other respect at any time.
     16. Binding Effect; Acceptance. The Senior Lender and each Subordinated Creditor agrees that this Agreement shall be binding upon each Subordinated Creditor, each Subordinated Creditor’s successors and assigns and shall inure to the benefit of the Senior Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of any Obligor. Each Subordinated Creditor agrees that notice of acceptance by the Senior Lender of this Agreement or of reliance by the Senior Lender upon this Agreement is hereby waived by each Subordinated Creditor.
     17. Miscellaneous. The section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. For clarification purposes and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall prohibit or restrict any Subordinated Creditor’s ability to convert its Subordinated Note pursuant to the terms thereof or GEH from issuing, or such Subordinated Creditor from receiving, the securities issuable upon conversion thereof.
     18. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each of the Senior Lender and the Subordinated Creditors consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in the City and County of Denver, Colorado. EACH OF THE SENIOR LENDER AND THE SUBORDINATED CREDITORS WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.
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     IN WITNESS WHEREOF, the Senior Lender and each Subordinated Creditor have caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date and year first above-written.

WELLS FARGO BANK, N.A., acting through its WELLS FARGO BUSINESS CREDIT operating division		AMATIS LIMITED
		By:	Amaranth Advisors L.L.C., its Trading Advisor
By:	/s/ MARK J. GUSTAFSON	By:	/s/ KARL J. WACHTER

Name:	Mark J. Gustafson	Name:	Karl J. Wachter

Its:	Senior Vice President	Its:	Authorized Signatory

RADCLIFFE SPC, LTD., for and on behalf of Class A Convertible Crossover Segregated Portfolio		MAGNETAR CAPITAL MASTER FUND, LTD.
By:	RG Capital Management, L.P.	By:	Magnetar Financial LLC
By:	RGC Management Company, LLC	Its:	Investment Manager
By:	/s/ GERALD F. STAHLECKER	By:	/s/ PAUL SMITH

Name:	Gerald F. Stahlecker	Name:	Paul Smith

Its:	Managing Director	Its:	General Counsel

GUGGENHEIM PORTFOLIO XXXI, LLC		WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP
/s/ JONATHAN WOOD

By:	WHITEBOX ADVISORS LLC	By:	/s/ JONATHAN WOOD

Name:	Jonathan Wood	Name:	Jonathan Wood

Its:	CFO/ DIRECTOR	Its:	CFO/ DIRECTOR

PANDORA SELECT PARTNERS, LP

By:	/s/ JONATHAN WOOD

Name:	Jonathan Wood

Its:	CFO/ DIRECTOR

Sig-1

WHITEBOX INTERMARKET PARTNERS, LP		CONTEXT CONVERTIBLE ARBITRAGE FUND, LP

By:	/s/ JONATHAN WOOD	By:	/s/ WILLIAM D. FERTIG

Name:	Jonathan Wood	Name:	William D. Fertig

Its:	CFO/ DIRECTOR	Its:	CFO

CONTEXT CONVERTIBLE ARBITRAGE OFFSHORE, LTD.		CONTEXT OPPORTUNISTIC MASTER FUND, L.P.

By:	/s/ WILLIAM D. FERTIG	By:	/s/ WILLIAM D. FERTIG

Name:	William D. Fertig	Name:	William D. Fertig

Its:	CFO	Its:	CFO

Sig-2

Acknowledgment by Obligor
     Each of the undersigned, being an Obligor referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lender that it shall make no payment on the Subordinated Indebtedness that any Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

GLOBAL EMPLOYMENT HOLDINGS, INC.		GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	/s/ HOWARD BRILL	By:	/s/ HOWARD BRILL

Name:	Howard Brill	Name:	Howard Brill
Its:	Chief Executive Officer and President	Its:	Chief Executive Officer and President

SOUTHEASTERN STAFFING, INC.		EXCELL PERSONNEL SERVICES CORPORATION

By:	/s/ HOWARD BRILL	By:	/s/ HOWARD BRILL

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

MAIN LINE PERSONNEL SERVICES, INC.		FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.

By:	/s/ HOWARD BRILL	By:	/s/ HOWARD BRILL

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

SOUTHEASTERN GEORGIA HR, INC.		TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.

By:	/s/ HOWARD BRILL	By:	/s/ HOWARD BRILL

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

BAY HR, INC.		SOUTHEASTERN PERSONNEL MANAGEMENT, INC.

By:	/s/ HOWARD BRILL	By:	/s/ HOWARD BRILL

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

EXHIBIT A
attach copy of each Subordinated Note with following legend
     THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY HOLDER IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF MARCH 31, 2006.